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Exhibit 21

Hudson Highland Group, Inc. Subsidiaries

1.	TMP Worldwide eResourcing America Inc. (Florida)*
2.	TMP Worldwide eResourcing Holdings, Inc. (Delaware)*
3.	TMP Worldwide eResourcing Management, Inc. (Pennsylvania)*
4.	People.com Consultants, Inc. (California)
5.	People.com Technology Partners, Inc. (Delaware)
6.	People.com Consultants India Private Limited (India) (99% interest)
7.	People.com Network Solutions Private Limited (India) (99% interest)
8.	Techpeople.com Pte Ltd. (Singapore)
9.	Cornell Technical Services, Inc. (Virginia)
10.	LAI International Holdings, Inc. (Florida)
11.	LAI Worldwide Asia Ltd. (Hong Kong)
12.	TMP Worldwide Search, Inc. (Canada)*
13.	305 7313 Nova Scotia Company (Canada)
14.	TMP Worldwide Search Ltd. (England)*
15.	Morgan & Banks Holdings Limited (England)
16.	Morgan & Banks Payroll Services Ltd. (England)
17.	TMP Holdings International Inc. (Delaware)*
18.	TMP Worldwide E-Resourcing, S.L. (Spain)*
19.	TMP Personalberatung GmbH (Germany)*
20.	TMP Worldwide Executive Resourcing AB (Sweden)*
21.	James Botrie & Associates Inc. (Canada)
22.	TMP Worldwide Search Holdings AG, Zug (Switzerland)*
23.	TMP Worldwide Search AG, Zurich (Switzerland)*
24.	TASA AG (Switzerland) (99% interest)
25.	TMP Worldwide Executive Resourcing NV (Belgium)*
26.	TASA AG (Spanish Branch) (Switzerland)
27.	TMP Worldwide E-Resourcing Madrid, S.L. (Spain)*
28.	TASA Ltd. (England)
29.	TMP Worldwide Search GmbH (Germany)*
30.	TMP Worldwide Search SA (France) (99% interest)*
31.	TASA Worldwide SRL (Italy) (99.5% interest)
32.	TMP Worldwide Search NV (Belgium) (99% interest)*
33.	TMP Worldwide Executive Search Pty Ltd. (Singapore)*
34.	TASA Unternehmensberatung GmbH (Austria)
35.	TMP Worldwide Executive Search Pte Ltd. (Australia)*
36.	TASA International NV (Netherlands, Antilles)
37.	TASA International Inc. (Panama)

38.	TASA Executive Search International Ltd. (British Virgin Islands)
39.	Conpar S.A. (Mexico) (49% interest)
40.	Tasa Inc. (Florida)
41.	TMP Worldwide Search SRL (Italy)*
42.	TMP Worldwide Executive Search, SL (Spain)*
43.	TMP Worldwide Search Holding B.V. (Netherlands)*
44.	TMP Worldwide eResourcing (NZ) Limited (New Zealand)*
45.	TMP Worldwide Search B.V. (Netherlands)*
46.	TMP Australia Pty Ltd. (Australia)*
47.	Interquest Pty Ltd. (Australia)
48.	Morgan & Banks Holdings Australasia Pty Ltd (Australia)
49.	TMP Worldwide eResourcing Pty Ltd. (Australia)*
50.	TASA Holdings Australasia Pty Ltd. (Australia)
51.	TASA Holdco NZ (New Zealand)
52.	Andale Limited (New Zealand)
53.	Morgan & Banks Management Services Pty Ltd. (Australia)
54.	SCCAP Pty Ltd. (Australia)
55.	Red D Hire Pty Ltd. (Australia)
56.	TMP Worldwide eResourcing (Industrial Services) Pty Ltd. (Australia)*
57.	TMP Worldwide eResourcing (Industrial Solutions) Pty Ltd. (Australia)*
58.	TMP Worldwide eResourcing (Office Services) Pty Ltd. (Australia)*
59.	Alectus Personnel Pty Ltd. (Australia)
60.	Lampen Personnel Group Pty Ltd. (Australia)
61.	The Australian Temp Company Pty Ltd. (Australia)
62.	TMP Worldwide eResourcing (Newcastle) Pty Ltd. (Australia)*
63.	Credential Check Pty Ltd. (Australia)
64.	SBN Convenience Pty Ltd. (Australia)
65.	Tristam Investments Ltd. (Australia)
66.	H. Neumann International Pty Ltd. (Australia)
67.	H. Neumann International Ltd. (New Zealand) (95% interest)
68.	Morgan & Banks Recruitment Ltd. (Hong Kong)
69.	TMP Worldwide eResourcing (Hong Kong) Ltd. (Hong Kong)*
70.	TMP Worldwide eResourcing (Singapore) Pte Ltd. (Singapore)*
71.	TMP Worldwide Search Pte Ltd. (Singapore)*
72.	H. Neumann International (Asia) Pte. Ltd. (Singapore) (95% interest)
73.	PT Morgan Nusantara (Indonesia)
74.	Maldon Holdings Ltd. (New Zealand)
75.	M&B Holdco NZ (New Zealand)*
76.	TMP Worldwide (Shanghai) Ltd. (China)*
77.	TMP Worldwide eResourcing (Malaysia) Sdn Bhd (Malaysia)*
78.	TMP Worldwide (Korea) Limited (Korea)*

79.	TMP Worldwide Business Solutions Ltd. (New Zealand)*
80.	TMP Worldwide Industrial (NZ) Ltd. (New Zealand)*
81.	Methven Personnel Consultants Ltd. (New Zealand)
82.	TMP Worldwide Executive Search Limited (Hong Kong)*
83.	TMP Worldwide Jersey Limited (Jersey)*
84.	Cepec Consulting Ltd. (England)
85.	TMP Worldwide Executive Resourcing Limited (England)*
86.	QD Group Limited (England)
87.	Melville Craig Group Limited (Scotland)
88.	The Definitive Group Limited (England)
89.	TMP Worldwide Contracting Ltd. (England)*
90.	HW Daniel Bates Legal Ltd. (England)
91.	HW Daniel Bates Partnership Ltd. (England)
92.	HW Hall Alexander Ltd. (England)
93.	HW Hearst Austin Rowley Search & Selection Ltd. (England)
94.	HW Technology Ltd. (England)
95.	HW Martina Keane Associates Ltd. (England)
96.	HW Harrison Willis Ltd. (England)
97.	HW Trustees Ltd. (England)
98.	HW Group International Ltd. (England)
99.	HW Group Asia Pacific Pty Ltd. (Australia)
100.	QD Recruitment North Ltd. (England)
101.	QD Recruitment Ltd. (England)
102.	QD Toronto Branch (Canada)
103.	QD Asia Ltd. (Hong Kong)
104.	QD Consulting Group Ltd. (England)
105.	QD Conferencing Ltd. (England)
106.	QD Technology Ltd. (England)
107.	MCG Managed Services Ltd. (Scotland)
108.	Gem Personnel Select Ltd. (Cyprus)
109.	TMP Worldwide Limited (Cyprus)*
110.	Interrecruit Consulting Limited (Cyprus)
111.	TMP Belgium NV (Belgium)*
112.	TMP Worldwide SAS (France)*
113.	TMP Worldwide Norway eResourcing Holding AS (Norway)*
114.	TMP.Worldwide eResourcing Holding B.V. (Netherlands)*
115.	Excel Resources International Limited (England)
116.	Kudos Recruitment Limited (England)
117.	TMP Worldwide eResourcing Ltd. (England)*
118.	TMP.Worldwide Kft. (Hungary)*
119.	TMP Personnel Select, s.r.o. (Czech Republic)*

120.	TMP Worldwide Sp. Zo. o. (Poland)*
121.	TMP Worldwide s.r.o. (Slovakia)*
122.	TMP Worldwide Executive Resourcing Luxembourg SA (Luxembourg)*
123.	TMP Soler AS (Norway)*
124.	TMP Worldwide eresourcing APS (Denmark)*
125.	TMP.Worldwide eResourcing B.V. (Netherlands)*
126.	Apex Computer Recruitment West Ltd. (England)
127.	Apex Computer Recruitment (UK) Ltd. (England)
128.	IT Managed Services Ltd. (England)
129.	Definitive Training Services Ltd. (England)
130.	Apex Computer Recruitment Limited (England)
131.	Apex IT Resources Ltd. (Ireland)
132.	Definitive Group IT Resources Pty Ltd. (Australia)
133.	Kudos Holdings Ltd. (England)
134.	The Kudos Partnership (Ireland) Ltd. (Ireland)
135.	The Kudos Partnership Ltd. (England)
136.	TMP Worldwide (ER) Payroll Services Ltd. (England)*
137.	CRDP Sp.zo.o (Poland)
138.	Promen Sp.zo.o (Poland)
139.	Morgan & Banks (Hong Kong) Ltd.(Hong Kong)
140.	Maston Development Ltd. (Hong Kong)
141.	H. Neumann International (Asia) Ltd. (Hong Kong) (95% interest)
142.	The Wright Company Pte Ltd. (Singapore)
143.	TMP Worldwide Search (Indonesia)
144.	Labor LinQ Ltd. (New Zealand)
145.	TASA International BV (Netherlands)
146.	Morgan & Banks Ltd. (England)
147.	TMP Worldwide Executive Resourcing Limited (Ireland)*
148.	TMP Worldwide Executive Resourcing Holding GmbH (Austria)*
149.	Definitive IT Solutions Pty Ltd. (Australia)

*
On or prior to the consummation of the distribution, TMP Worldwide Inc. ("TMP") and Hudson Highland Group, Inc. ("HHGP") shall cause the name of any subsidiary listed above that includes the name "TMP" to be changed such that "TMP" is no longer included in the name of such subsidiary; provided, however, that in the case of any such subsidiary organized under the laws of a European jurisdiction, TMP and HHGP shall cause such subsidiary, on or prior to the consummation of the distribution, to adopt a resolution and to submit to any applicable authority a duly completed application to change its name such that "TMP" is no longer included in the name of such subsidiary.

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  Exhibit 21
Hudson Highland Group, Inc. Subsidiaries